Chordiant Software Announces Financial Results For the Fourth Quarter and Fiscal Year 2009 Ended September 30, 2009
Posts Second Consecutive Quarter of Bookings Growth and a 10% Sequential Increase in Backlog

Cupertino, Calif.—November 19, 2009 — Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services that help global brands multiply customer lifetime value, today announced its financial results for the fourth quarter and fiscal year 2009 ended September 30, 2009, and filed its Annual Report on Form 10-K with the Securities and Exchange Commission.

Fourth Quarter Fiscal Year 2009 Financial Highlights

▪	Total revenues of $15.2 million;
▪	License revenues of $2.1 million;
▪	Generally Accepted Accounting Principles (“GAAP”) net loss of $4.5 million, or $0.15 per basic share;
▪	Non-GAAP net loss of $2.5 million, or $0.08 per basic share;
▪	Total bookings of $19.3 million;
▪	Ending backlog of $43.5 million; and
▪	Ending cash, cash equivalents and restricted cash of $50.0 million.

Fiscal Year 2009 Financial Highlights

•	Total revenues of $77.5 million;
•	License revenues of $22.5 million;
•	GAAP net loss of $10.8 million, or $0.36 per basic share;
•	Non-GAAP net loss of $1.7 million, or $0.06 per basic share; and
•	Total bookings of $54.8 million.

Fiscal Year 2009 Business Highlights

▪	Closed five license transactions in excess of $1 million, including one license transaction in excess of $1 million during the fourth quarter;
▪	Received 23 maintenance renewals in excess of $300,000 each, including 7 in excess of $1 million each;
▪	Continued to release next generation products with Chordiant Cx Visual Business Director and Chordiant Collections 3.0;
▪	Launched the new Chordiant Cx Solution Suite making it easier than ever to implement Chordiant solutions in a standalone offering or on top of competitor offerings;
▪	Released Chordiant Marketing Director 6.4; and
▪	Named to Software Magazine’s 27th Annual Software 500 ranking for the 8th consecutive year.

“We believe that software IT spend is continuing to stabilize and I am encouraged by recent upticks in customer activity levels,” said Steve Springsteel, Chairman, President and Chief Executive Officer.  “Fiscal 2010 is already off to a solid start, as we have already closed one seven figure transaction in the first quarter.  We believe that with continually improving macroeconomic conditions, Chordiant is well positioned for growth through solutions which exhibit strong ROI and therefore deliver compelling business value to our customers."

Fourth Quarter Fiscal Year 2009 Financial Results
Total revenues for the fourth quarter of fiscal year 2009 were $15.2 million, compared to $20.9 million in the prior quarter and $28.4 million in the fourth quarter of fiscal year 2008.

License revenues for the fourth quarter of fiscal year 2009 were $2.1 million, compared to $8.2 million in the prior quarter and $9.5 million in the fourth quarter of fiscal year 2008.  Service revenues for the fourth quarter of fiscal year 2009 were $13.2 million, compared to $12.7 million in the prior quarter and $18.9 million in the fourth quarter of fiscal year 2008.

Chordiant reported a GAAP net loss of $4.5 million, or a GAAP loss per basic share of $0.15, for the fourth quarter of fiscal year 2009, compared to GAAP net income of $1.3 million, or GAAP earnings per fully-diluted share of $0.04 for the fourth quarter of fiscal year 2008.

Chordiant reported a fourth quarter fiscal year 2009 non-GAAP net loss of $2.5 million, or a non-GAAP loss per basic share of $0.08, compared to non-GAAP net income of $1.7 million, or non-GAAP earnings per fully-diluted share of $0.05, for the fourth quarter of fiscal year 2008.  Non-GAAP net income and non-GAAP net loss exclude stock-based compensation expense, the amortization of purchased intangible assets, and the non-cash tax expense (benefit) relating to net operating loss carry-forwards.

Deferred Revenue
Deferred revenue at the end of the fourth quarter and fiscal year 2009 was $38.0 million, an increase of $1.2 million as compared to the ending balance of $36.8 million at June 30, 2009, and a decrease of $8.3 million compared to the ending balance of $46.3 million at the end of fiscal year 2008.

Bookings
Total bookings were $19.3 million for the fourth quarter of fiscal year 2009, compared to $13.5 million in the prior quarter and $14.4 million in the fourth quarter of fiscal year 2008.

Backlog of Business
At September 30, 2009, Chordiant's backlog, which includes deferred revenue, increased to $43.5 million from $39.5 million at the end of the prior quarter.  The increase in backlog was related to total orders booked in the fourth quarter in excess of total revenue recognized.

Cash Position
Chordiant’s cash, cash equivalents, restricted cash and marketable securities position decreased by approximately $6.7 million during the quarter to $50.0 million at September 30, 2009, as compared to $56.7 million at June 30, 2009.

Fiscal Year 2009 Financial Results
Total revenues for fiscal year 2009 were $77.5 million, compared to a $113.0 million for fiscal year 2008.

License revenues for fiscal year 2009 were $22.5 million, compared to $34.1 million for fiscal year 2008.  Service revenues for fiscal year 2009 were $55.0 million, compared to $78.9 million for fiscal year 2008.

Chordiant reported a GAAP net loss of $10.8 million, or a GAAP loss of $0.36 per basic share, for fiscal year 2009, compared to GAAP net income of $1.1 million, or GAAP earnings per fully diluted share of $0.03, for fiscal year 2008.

Chordiant reported a fiscal year 2009 non-GAAP net loss of $1.7 million, or a non-GAAP loss per basic share of $0.06, compared to non-GAAP net income of $5.9 million, or non-GAAP earnings per fully diluted share of $0.18, for fiscal year 2008.  Non-GAAP net income and non-GAAP net loss exclude stock-based compensation expense, restructuring expenses, the amortization of purchased intangible assets and the non-cash tax expense (benefit) relating to net operating loss carry-forwards.

Outlook for Fiscal Year 2010

Although the Company is not providing specific bookings, revenue, cash flow or earnings per share guidance, it is providing the following basic parameters for its financial performance in fiscal year 2010.  We expect:

•	the timing of new license bookings to remain unpredictable;
•	total license revenues to exceed the total license revenues of fiscal year 2009 of $22.5 million;
•	maintenance renewals to be consistent with historical experience of greater than 90%;
•	total professional services revenues to exceed the total professional services revenues of fiscal year 2009 of approximately $19 million;
•	to return to non-GAAP profitability; and
•	to generate positive operating cash flow.

Conference Call and Webcast Information
Chordiant will host a conference call and webcast to discuss its financial results for the fourth quarter and fiscal year 2009 ended September 30, 2009 today, Thursday, November 19, 2009 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 p.m. (GMT).  A live audio webcast will be available to investors and the public at the following website: http://chrd.client.shareholder.com/events.cfm.

The webcast will be archived on the Chordiant website.  In addition, a telephone replay will be available on Thursday, November 19, 2009, beginning at approximately 4:00 p.m. (PT), 7:00 p.m. (ET), for seven days after the live call.  The replay can be accessed by dialing (800) 406-7325, access code 4184420#.

About Chordiant Software, Inc.

Chordiant Software optimizes the customer experience to help global brands multiply customer lifetime value.  Chordiant arms marketing, customer service and customer loyalty executives with a suite of intelligent conversation management applications to deliver an order of magnitude improvement in customer experience.  By maximizing the value of every conversation across all channels, Chordiant enables today’s fast-paced brands to engage more effectively with customers and quickly measure whether business strategies are succeeding, resulting in faster acquisition, improved competitiveness, less churn, and superior customer service.  For more information please visit www.chordiant.com.

Cautionary Note Regarding Forward Looking Statements
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s perception of software IT spending and customer activity levels.  Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, whether the Company is able to close license and services transactions with new and existing customers and achieve its bookings and revenue targets; fluctuations in customer spending, particularly in the financial services and insurance industries, due to consolidation, economic, geopolitical and other factors; and the Company’s dependence on a small number of customers for a substantial portion of its revenue.  These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The forward-looking statements and risks stated in this Press Release are based on information available to the Company today.  The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  The Customer Experience Company, Cx and CxM are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The accompanying press release dated November 19, 2009 contains non-GAAP financial measures.  Table C reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP.  These non-GAAP financial measures include non-GAAP total cost of revenues, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs, non-cash tax expense or benefit and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance.  We also exclude these amounts from our internal planning and forecasting process.  We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.  We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units.  Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting.  Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period.  The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s or geography’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance.  While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process.  We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above.  We compute weighted average dilutive shares using the method required by a Statement of Financial Accounting Standard for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges, and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete.  Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss).  We exclude these amounts from our budget and planning process.  We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges relate primarily to severance expense associated with senior executive management.  The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss).  Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance.  We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Non-cash tax expense or benefit relating to Net Operating Loss carryforwards. Our non-GAAP financial measures exclude non-cash tax expenses or benefits.  These amounts include (i) the income tax benefit in fiscal 2008 (and expense in fiscal 2009) attributable to the release of the valuation allowance on certain post-acquisition net operating losses and (ii) the impact of the utilization of pre- and post-acquisition net operating losses to offset certain income tax expenses expected to arise in future periods directly as a result of the release of the valuation allowance.  We exclude these expenses or benefits because they are non-cash expenses or benefits that we believe are not reflective of how we view our operating performance.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods.  These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.  We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures.  Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented.  In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table A
CHORDIANT SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unaudited)		(Audited)
	Three Months Ended September 30,		Years Ended September 30,
	2009	2008	2009	2008
Revenues:
License	$2,050	$9,537	$22,462	$34,111
Service	13,154	18,861	55,000	78,853
Total revenues	15,204	28,398	77,462	112,964
Cost of revenues:
License	100	138	400	1,059
Service	4,758	8,290	22,249	34,012
Amortization of intangible assets	302	303	1,211	1,211
Total cost of revenues	5,160	8,731	23,860	36,282
Gross profit	10,044	19,667	53,602	76,682
Operating expenses:
Sales and marketing	6,139	8,823	26,786	34,722
Research and development	4,458	5,787	18,998	25,598
General and administrative	3,035	4,308	13,293	17,995
Restructuring expense	—	—	784	—
Total operating expenses	13,632	18,918	59,861	78,315
Income (loss) from operations	(3,588)	749	(6,259)	(1,633)
Interest income, net	37	549	520	2,383
Other income (expense), net	125	(154)	9	417
Income (loss) before income taxes	(3,426)	1,144	(5,730)	1,167
Provision for (benefits from) income taxes	1,111	(116)	5,034	102
Net income (loss)	$(4,537)	$1,260	$(10,764)	$1,065

Net income (loss) per share:
Basic	$(0.15)	$0.04	$(0.36)	$0.03
Diluted	$(0.15)	$0.04	$(0.36)	$0.03

Weighted average shares used in computing net income (loss) per share:
Basic	30,109	29,995	30,067	31,658
Diluted	30,109	30,208	30,067	31,957

Table B
CHORDIANT SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Audited)

	September 30, 2009	September 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$49,863	$55,516
Accounts receivable, net	16,708	24,873
Prepaid expenses and other current assets	4,006	8,168
Total current assets	70,577	88,557
Property and equipment, net	1,850	3,165
Goodwill	22,608	22,608
Intangible assets, net	303	1,514
Deferred tax asset – non-current	3,480	6,849
Other assets	2,491	2,007
Total assets	$101,309	$124,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,809	$7,711
Accrued expenses	6,334	9,456
Deferred revenue	28,704	33,503
Total current liabilities	38,847	50,670
Deferred revenue—long-term	9,257	12,831
Other liabilities – non-current	1,069	818
Restructuring costs, net of current portion	123	529
Total liabilities	49,296	64,848

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	285,666	281,910
Accumulated deficit	(236,614)	(225,850)
Accumulated other comprehensive income	2,931	3,762
Total stockholders’ equity	52,013	59,852
Total liabilities and stockholders’ equity	$101,309	$124,700

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Years Ended
	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

GAAP total cost of revenues	$5,160	$8,731	$23,860	$36,282
Amortization of purchased intangible assets	(302)	(303)	(1,211)	(1,211)
Stock-based compensation expense	(149)	(79)	(574)	(490)
Non-GAAP total cost of revenues	$4,709	$8,349	$22,075	$34,581

GAAP gross profit	$10,044	$19,667	$53,602	$76,682
Amortization of purchased intangible assets	302	303	1,211	1,211
Stock-based compensation expense	149	79	574	490
Non-GAAP gross profit	$10,495	$20,049	$55,387	$78,383

GAAP income (loss) from operations	$(3,588)	$749	$(6,259)	$(1,633)
Amortization of purchased intangible assets	302	303	1,211	1,211
Restructuring expenses and infrequent charges	—	—	784	—
Stock-based compensation expense	862	609	3,668	4,125
Non-GAAP income (loss) from operations	$(2,424)	$1,661	$(596)	$3,703

GAAP net income (loss)	$(4,537)	$1,260	$(10,764)	$1,065
Amortization of purchased intangible assets	302	303	1,211	1,211
Restructuring expenses and infrequent charges	—	—	784	—
Stock-based compensation expense	862	609	3,668	4,125
Deferred tax expense (benefit)	892	(511)	3,418	(511)
Non-GAAP net income (loss)	$(2,481)	$1,661	$(1,683)	$5,890

GAAP net income (loss) per basic share	$(0.15)	$0.04	$(0.36)	$0.03
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Restructuring expenses and infrequent charges	—	—	0.03	—
Stock-based compensation expense	0.03	0.02	0.12	0.13
Deferred tax expense (benefit)	0.03	(0.01)	0.11	(0.01)
Non-GAAP net income(loss) per basic share	$(0.08)	$0.06	$(0.06)	$0.19

Shares used in basic per share amounts	30,109	29,995	30,067	31,658

GAAP net income (loss) per fully diluted share	$(0.15)	$0.04	$(0.36)	$0.03
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Restructuring expenses and infrequent charges	—	—	0.03	—
Stock-based compensation expense	0.03	0.02	0.12	0.13
Deferred tax expense (benefit)	0.03	(0.02)	0.11	(0.02)
Non-GAAP net income per fully diluted share	$(0.08)	$0.05	$(0.06)	$0.18

Shares used in fully diluted per share amounts	30,109	30,208	30,067	31,957

Table C (Continued)
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

	Three Months Ended September 30, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expense

GAAP operating expenses	$4,458	$6,139	$3,035	$—	$13,632
Stock-based compensation expense	(85)	(197)	(431)	—	(713)
Non-GAAP operating expenses	$4,373	$5,942	$2,604	$—	$12,919

	Three Months Ended September 30, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expense

GAAP operating expenses	$5,787	$8,823	$4,308	$—	$18,918
Stock-based compensation expense	(59)	(211)	(260)	—	(530)
Non-GAAP operating expenses	$5,728	$8,612	$4,048	$—	$18,388

	Year Ended September 30, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expense

GAAP operating expenses	$18,998	$26,786	$13,293	$784	$59,861
Stock-based compensation expense	(418)	(889)	(1,787)	—	(3,094)
Restructuring expenses and infrequent charges	—	—	—	(784)	(784)
Non-GAAP operating expenses	$18,580	$25,897	$11,506	$—	$55,983

	Year Ended September 30, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expense

GAAP operating expenses	$25,598	$34,722	$17,995	$—	$78,315
Stock-based compensation expense	(586)	(922)	(2,127)	—	(3,635)
Non-GAAP operating expenses	$25,012	$33,800	$15,868	$—	$74,680

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Louisa Excell
Hotwire
+44 (0)20 7608 8350
Chordiant@hotwirepr.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com